FOREMOST CORPORATION OF AMERICA


                                                                   April 3, 1996




Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Foremost Corporation of America on Thursday, May 9, 1996 at 10:30 A.M. The meeting will be held at the Company's Corporate Headquarters located at 5600 Beech Tree Lane, Caledonia, Michigan 49316.

     The proxy statement and enclosed form of proxy are being furnished to stockholders on or about April 3, 1996. The enclosed proxy statement describes the matters to be presented at the meeting.

     Whether or not you plan to attend the meeting, would you please date, sign and promptly return your proxy in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Your cooperation is appreciated. The mailing address of the Company's principal office is P.O. Box 2450, Grand Rapids, Michigan 49501.



                                                     R. L. Antonini
                                                     ---------------------------
                                                     R. L. Antonini
                                                     Chairman, CEO and President



                                    IMPORTANT

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                        FOREMOST CORPORATION OF AMERICA
                        -------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON MAY 9, 1996



     Notice Is Hereby Given that the Annual Meeting of Stockholders of Foremost Corporation of America will be held at the Company's Corporate Headquarters located at 5600 Beech Tree Lane, Caledonia, Michigan 49316, on Thursday, May 9, 1996 at 10:30 A.M. for the following purposes:

     (1)  To elect two (2) Class II directors;

     (2) To ratify the appointment of BDO Seidman, LLP as independent auditors for the year 1996; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as shown by the transfer books of the Company at the close of business on the 22nd day of March, 1996 are entitled to notice of, and to vote at, this Annual Meeting. A list of stockholders entitled to receive notice of and vote at the Annual Meeting of Stockholders will be available for examination by the Company's stockholders at the offices of the Company set forth above during ordinary business hours for the ten-day period before the meeting.


                                              By Order of the Board of Directors


                                              FOREMOST CORPORATION OF AMERICA

                                              Paul D. Yared
                                              Secretary



April 3, 1996

                                 PROXY STATEMENT
                                 ---------------

                        ANNUAL MEETING OF STOCKHOLDERS OF
                         FOREMOST CORPORATION OF AMERICA

                                   MAY 9, 1996


                             SOLICITATION OF PROXIES

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Foremost Corporation of America (the "Company") for use at the Annual Meeting of Stockholders which will be held at the Company's Corporate Headquarters located at 5600 Beech Tree Lane, Caledonia, Michigan, 49316, on Thursday, May 9, 1996 at 10:30 A.M. and any adjournment thereof. The shares represented by your proxy will be voted as specified if the proxy is duly executed and returned to the Company prior to the meeting. You may revoke your proxy by a signed and dated writing, filed with the Secretary of the Company at any time before your proxy is exercised. Also, an original Proxy may be revoked by a subsequent duly executed proxy bearing a later date and received prior to the exercise of the original proxy. Furthermore, you may revoke your proxy by attending the Annual Meeting of the Stockholders and voting in person by ballot. This proxy statement and the form of proxy are being mailed on or about April 3, 1996 to stockholders as of the record date.

     This solicitation of proxies is made by the Board of Directors of the Company, and the expense thereof will be borne by the Company. Solicitation may be made personally, or by telephone, telegraph or mail, by one or more employees of the Company, without additional compensation. The Company will also reimburse brokers, banks, nominees and other fiduciaries for postage and the reasonable clerical expense for forwarding the proxy materials to beneficial owners of the stock.

                          RECORD DATE AND VOTING RIGHTS

     The Board of Directors has fixed the close of business on March 22, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders. There is one class of voting securities, Common Stock ($1 par value), entitled to be voted at the meeting. As of March 22, 1996, 10,049,394 shares of Common Stock were outstanding with each share entitled to one vote. There are no cumulative voting rights. A quorum at this meeting consists of a majority of the shares of Common Stock outstanding as of the record date, either present in person or represented by proxy. A plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors is required to the elect Directors. For purposes of counting votes on the elections of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

                                     GENERAL

     The Company has no knowledge of any matters, other than those set forth in this proxy statement or referred to in the accompanying Notice of Annual Meeting of Stockholders, which will be presented at the meeting. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                       NOMINEES FOR ELECTION AS DIRECTORS
                 (Proposal Number 1 on the Enclosed Proxy Card)

     The Certificate of Incorporation of the Company provides that the number of Directors shall not be less than five nor more than fifteen and shall be determined from time to time exclusively by the affirmative vote of a majority of the Board of Directors. The Certificate of Incorporation also provides that the Board of Directors shall be divided into three classes with respect to the time that they severally hold office. The number of directors is currently set at ten. Mr. Thomas D. Gleason, a Director since 1982, is not standing for re-election and Mr. John F. Knight, a director of the Company since 1988, is retiring from the Board on May 9, 1996. On February 21, 1996, the Board of Directors adopted a resolution decreasing the number of directors from ten to eight, effective on May 9, 1996. As a result, two (2) Class II Directors will be elected on May 9, 1996.

     It is intended that shares represented by the enclosed proxy will be voted, unless a contrary choice is indicated, for the election of the two nominees listed below as Class II Directors with terms expiring in 1999 or until their successors are elected and qualified. Should any of these nominees for office of Director be unable or refuse to accept nomination or election, it is intended and expected that the persons named as attorneys and proxies will vote for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors knows of no reason why any of these nominees will be unable or refuse to accept nomination or election.

     The Board of Directors has nominated the following named individuals for election as Class II Directors to serve for terms expiring in 1999:

                                Larry J. Orange
                                Joseph A. Parini

                   YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
                 VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

                                    DIRECTORS

     The following information provided concerning the nominees for election as Directors is based on information received from the nominees:

     Mr. Orange has been employed by Foremost Insurance Company since 1970. Mr. Orange has served as Executive Vice President of the Company for more than the past five years.

     Mr. Parini is principally employed as President of Elbit Systems, Inc., a manufacturer of electronic systems for the medical and defense industries and has been so employed for the past five years. Mr. Parini is also a Director of Wolverine World Wide, Inc.

                   POSITION HELD WITH THE COMPANY,
                   PRINCIPAL OCCUPATION OR           FIRST BECAME      PROPOSED
     NAME          EMPLOYMENT, AND ADDRESS            A DIRECTOR   AGE   TERM
-----------------  --------------------------------- ------------  --- --------
Larry J. Orange..  Director and Executive Vice           1993       54   96-99
                   President, Grand Rapids, Michigan

Joseph A. Parini.  Director; President of Elbit          1981       64   96-99
                   Systems, Inc., No. Billerica,
                   Massachusetts

     The following information concerning Class I and Class III Directors whose terms expire in 1998 and 1999, respectively, is based on information received from these Directors:


                     POSITION HELD WITH THE COMPANY,        FIRST
                     PRINCIPAL OCCUPATION OR               BECAME A
      NAME           EMPLOYMENT, AND ADDRESS               DIRECTOR  AGE  TERM
-------------------  ------------------------------------- --------  ---  -----
Richard L. Antonini  President, Chief Executive Officer      1973    53   94-97
                     and Chairman, Grand Rapids, Michigan
John C. Canepa.....  Director; Consulting Principal, Crowe   1994    65   94-97
                     Chizek, Grand Rapids, Michigan
Arthur E. Hall.....  Director; General Partner of            1994    57   94-97
                     Valarian Associates, Minden, Nevada
Richard A. Kayne...  Director; President, CEO and Director   1994    50   94-97
                     of K. A. Associates, Inc., Los Angeles,
                     California
Robert M. Raives...  Director; Partner in the law firm of    1988    69   95-98
                     Rosenman & Colin, New York, New York
F. Robert Woudstra.  Director, Executive Vice President and  1988    50   95-98
                     Treasurer, Grand Rapids, Michigan

     Mr. Antonini has been Chairman of the Board since December 17, 1991, has served as President and Chief Executive Officer of the Company for more than the past five years, and has been employed by the Company since 1969. Mr. Antonini is also a Director of Old Kent Bank and Trust Company.

     Mr. Canepa is principally employed as a Consulting Principal for Crowe Chizek since November, 1995. Previously, Mr. Canepa was the Chairman of the Board of Old Kent Financial Corporation and had held that position from 1988 to 1995. Mr. Canepa is also a director of Old Kent Financial Corporation and ThornApple Valley, Inc.

     Mr. Hall is a Chartered Financial Analyst by the Association of Investment Management and Research and a portfolio manager. Mr. Hall is the sole general partner of Valarian Associates, a Nevada limited partnership, which is in the business of purchasing, selling and holding investment securities. Mr. Hall has carried on this occupation for more than the past five years.

     Mr. Kayne is principally employed as the President, Chief Executive Officer and Director of K. A. Associates, Inc., a registered broker/dealer, and of Kayne, Anderson Investment Management, Inc., a registered investment advisor under the Investment Advisor Act of 1940, and has held these positions for more than the past five years.

     Mr. Raives is a partner of the law firm of Rosenman & Colin of New York City since 1993. Before that he was President of the law firm of Miller, Singer, Raives and Brandes, P.C. in New York City and had been a shareholder of said firm for more than five years. Mr. Raives is also a member of the U.S. Advisory Board of the Zurich Insurance Company and a director of the Zurich Holding Company of America and American Guarantee & Liability Insurance Company.

     Mr. Woudstra has been employed by Foremost Insurance Company since March, 1973. Mr. Woudstra has served as Executive Vice President and Treasurer of the Company for more than the past five years.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1995 the Board of Directors held four meetings. No director attended fewer than 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the board on which each of them served. The Board of Directors maintains five standing committees. The committees' functions, members and number of meetings in 1995 were:

Audit Committee
---------------
Members:  Messrs. Knight, Parini, Raives
Number of Meetings in 1995:  2
Function: The Audit Committee reviews the work of the independent and internal auditors, and the accounting principles and methods used in presenting financial results. In addition, it recommends the independent auditors to be nominated by the Board for stockholder approval at the annual meeting.

Compensation Committtee
-----------------------
Members:  Messrs. Hall, Knight, Parini
Number of Meetings in 1995:  1
Function: The Committee on Executive Management and Compensation ("Compensation
          Committee") makes recommendations to the Board of Directors regarding management incentives, employee retirement plans and recommends salary levels for the executive officers. The Compensation Committee also reviews employee benefit programs for the Company as a whole.

Executive Committee
-------------------
Members:  Messrs. Antonini, Canepa, Kayne, Gleason, Woudstra
Number of Meetings in 1995:  0
Function: The Executive Committee is authorized by the Company's By-laws to act for the Board between meetings when time is a consideration. All actions of the Executive Committee are reviewed by the Board at the next meeting after the action is taken.

Investment Committee
--------------------
Members:  Messrs. Antonini, Canepa, Hall, Kayne, Woudstra
Number of Meetings in 1995:  4
Function: The Investment Committee recommends the Investment Policy of the
          Company and reviews management's implementation of the policy.

Nominating Committee
---------------------
Members:  Messrs. Canepa, Hall, Kayne
Number of Meetings in 1995:  1
Function: The Nominating Committee considers and proposes to the Board of Directors suggestions as to qualified candidates for nomination to the Board and also proposes to the Board the slate of directors for submission to the stockholders at each annual meeting.(a)

----------
(a) The Nomination Committee will consider candidates recommended by stockholder for nomination by the Board. A stockholder wishing to make such recommendation should submit that suggestion in writing to Mr. Richard L. Antonini, Chairman of the Board.

     The Company's Certificate of Incorporation provides that any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than 120 days nor more than 135 days prior to the meeting; provided, that in the event that less than 130 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each proposed nominee; (iv) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the written consent of each proposed nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the shares of Common Stock of the Company held as of December 31, 1995 (except as noted in the footnotes) by each person who, according to information supplied to the Company, was the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended [the "Act"]) of more than 5% of the outstanding Common Stock on such date. Unless otherwise indicated, each person named in the table has sole voting and dispositive power with respect to all shares shown as beneficially owned by such person.


                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP  PERCENT
  NAME AND ADDRESS           -----------------------------------------    OF
OF BENEFICIAL OWNER              DIRECT         INDIRECT     TOTAL      CLASS(a)
----------------------------- -------------  ------------  -----------  --------
Albert O. Nicholas...........  1,106,677(b)          --      1,106,677   11.01
Nicholas Company, Inc.
700 North Water Street
Milwaukee, Wisconsin 53202

Cortland Associates, Inc. ...    943,538(c)     114,943(c)   1,058,481   10.53
800 Maryland Avenue
Suite 730
St. Louis, Missouri 63105

Richard A. Kayne.............    273,528(d)     728,586(d)   1,002,114    9.97
Kayne, Anderson Investment
Management, Inc.
1800 Avenue of the Stars
Suite 200
Los Angeles, CA  90067

Arthur E. Hall...............    189,450(e)     507,000(e)     696,450    6.93
1726 Cedar Wood Drive
Minden, Nevada  89428

First Chicago NBD Corporation    528,588(f)          --        528,588    5.26
One First National Plaza
Chicago, Illinois  60670

----------
(a) The percent of class is based upon 10,049,418 shares of the Company's Common Stock outstanding on March 22, 1996.

(b) According to Amendment No. 2 to Schedule 13G dated February 9, 1996, filed with the SEC by Nicholas Company, Inc., an investment advisor registered under the Investment Advisors Act of 1940, and Albert O. Nicholas, president, director and majority shareholder of Nicholas Company, Inc., report ownership of 1,106,677 shares. Nicholas Company, Inc. claims sole dispositive power over these shares. Mr. Nicholas may be deemed to have beneficial ownership of the 1,106,677 shares, but he owns 15,500 of the shares for his individual account .

(c) According to Amendment No. 3 to Schedule 13G dated February 14, 1996, filed with the SEC by Cortland Associates, Inc., an investment advisory firm registered under the Investment Advisors Act of 1940, Cortland claims beneficial ownership of 943,538 shares. Cortland claims shared voting power over 177,225 of such shares with Cortland's clients who beneficially own the 943,538 such shares. Cortland claims sole voting power over 79,360 of the shares and sole dispositive power over all 943,538 shares. In addition, various principals of Cortland (or members of their families) also own directly or beneficially 114,943 additional shares.

                                        6




(d) According to information provided to the Company by Richard A. Kayne ("Kayne"), Kayne owns 273,528 shares directly and Kayne, Anderson Investment Management, Inc. ("Kayne, Anderson"), a registered investment advisor under the Investment Advisors Act holds 728,586 shares as the general partner of four investment partnerships. As the president and majority stockholder of Kayne, Anderson, Kayne and Kayne, Anderson have shared voting and dispositive power over these 728,586 shares. Mr. Kayne claims beneficial ownership of the 273,528 shares held directly by Kayne and of 26,254 shares held by Kayne, Anderson for the investment partnerships and affiliates which represent his interest in the shares held by such entities. Mr. Kayne disclaims beneficial ownership as to all other shares.

(e) According to information provided to the Company by Arthur E. Hall, the shares are held as follows: Valarian Associates, a Nevada limited partnership, owns 400,000 shares; Hallco, Inc., a Nevada corporation, owns 124,450 shares; A. E. Hall and Company, Money Purchase Plan, a qualified retirement plan ("Plan"), owns 65,000 shares; Hall Family Foundation, a Nevada non-profit corporation, owns 42,500 shares; and Joanne Ginn Hall Trust, a revocable trust ("Trust"), owns 64,500. Because of his positions as (i) the sole general partner of Valarian Associates, (ii) the President and sole stockholder of Hallco, Inc., (iii) the sole trustee and beneficiary of the Plan, (iv) the President of the Hall Family Foundation and (v) one of two trustees of the Trust, Mr. Hall may, pursuant to Rule 13D-3 of the Act be deemed to be the beneficial owner of 696,450 shares. In the above capacities, Mr. Hall claims sole voting and dispositive power over 631,950 shares and claims shared voting and dispositive power over the 64,500 shares held by the Trust.

(f) According to Schedule 13G, Amendment No. 7 filed with Securities and Exchange Commission ("SEC") pursuant to the Act dated February 9, 1996, First Chicago NBD Corporation ("NBD") held in a fiduciary capacity 528,588 shares of the Company's Common Stock as of December 29, 1995. NBD claims sole voting power over 508,040 shares, sole dispositive power over 131,619 shares and shared dispositive power over 391,730 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the shares of Common Stock of the Company beneficially owned as of March 22, 1996 by each director, and nominee for director and named executive officer of the Company and by all directors and executive officers as a group. Unless otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them.

                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP  PERCENT
                             -----------------------------------------    OF
  NAME OF BENEFICIAL OWNER       DIRECT         INDIRECT     TOTAL      CLASS(e)
----------------------------  -------------  ------------  -----------  --------
Richard L. Antonini              331,790(a)       3,000(b)     334,790    3.16%
John C. Canepa                       486             --            486       *
Thomas D. Gleason                  2,886             --          2,886       *
Arthur E. Hall                   189,450(c)     507,000(c)     696,450    6.58%
Jack J. Hannigan                  89,326(a)          --         89,326       *
David A. Heatherly                53,995(a)          --         53,995       *
Richard A. Kayne                 273,528(c)     728,586(c)   1,002,114    9.47%
John F. Knight                    12,000             --         12,000       *
Larry J. Orange                   60,186(a)          25(d)      60,211       *
Joseph A. Parini                   3,851             --          3,851       *
Robert M. Raives                      --             --             --      --
F. Robert Woudstra                84,483(a)          --         84,483       *
All Directors and Executive    1,132,736(a)   1,238,671      2,371,407   22.41%
Officers as a group (14
persons, including the
above-named)

----------
* Less than 1%

(a) The above table includes stock options for 533,547 shares granted under the Company's Non-Qualified Stock Option Plan which can be exercised within sixty days. R. L. Antonini, J. J. Hannigan, D. A. Heatherly, L. J. Orange and F. R. Woudstra have been granted options for 234,829, 83,035, 51,510, 55,659 and 81,740 shares which can be exercised within 60 days, respectively. The exercise price of the stock options range between $18.25 and $38.00 per share.

(b) These shares are held by the director's spouse and the director may be deemed to have shared voting and dispositive power over such shares.

(c) See footnotes under the section "Security Ownership of Certain Beneficial Owners."

(d) These shares are held by a child of the director who is presently a member of the director's household, but the director disclaims beneficial ownership, voting and dispositive power over these shares.

(e) Percent of Class is based upon the 10,049,394 the Company's Common Stock outstanding on March 22, 1996 plus the 533,547 represented by options which may be exercised within 60 days of this date.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

                                             LONG-TERM COMPENSATION
                                          -----------------------------
                                                 AWARDS         PAYOUTS
                                          --------------------- -------
                              ANNUAL                 SECURITIES            ALL
                           COMPENSATION   RESTRICTED UNDERLYING           OTHER
                         ----------------    STOCK   OPTIONS/    LTIP    COMPEN-
     NAME AND             SALARY    BONUS   AWARD(S)   SARs     PAYOUTS  SATION
PRINCIPAL POSITION  YEAR  ($)(1)   ($)(1)     ($)     (#)(2)    ($)(3)   ($)(4)
------------------  ---- -------- -------- --------  --------  -------- --------
R. L. Antonini ...  1995 $563,200 $337,920        0  $100,000  $167,640 $ 71,083
President and CEO   1994  563,200  234,742        0         0   134,322   71,083
                    1993  550,000  319,110        0         0    75,285   71,128

J. J. Hannigan ...  1995 $222,736 $113,595        0    10,000  $ 59,555 $ 31,691
Executive V.P.      1994  222,736   78,911        0         0    48,125   31,691
                    1993  216,254  106,650        0         0    27,503   32,475

F. R. Woudstra ...  1995 $218,545 $111,458        0    10,000  $ 58,434 $ 32,394
Executive V.P.      1994  218,545   77,426        0         0    47,218   32,394
and Treasurer       1993  212,180  104,641        0         0    26,985   33,191

D. A. Heatherly ..  1995 $219,774 $112,085        0    10,000  $ 58,763 $ 30,816
Executive V.P.      1994  219,774   68,701        0         0    47,198   30,816
                    1993  213,373   92,849        0         0    26,637   31,609

L. J. Orange .....  1995 $194,169 $ 99,026        0    10,000  $ 51,754 $ 30,161
Executive V.P.      1994  194,169   60,697        0         0    41,436   30,161
                    1993  186,701   81,243        0         0    23,307   30,836

----------
(1) Salary and Bonus disclosed include any amounts the Named Officer may have deferred under the Company's 401(k) Savings Plan and Non-Qualified Deferred Compensation Plans.

(2) In 1995, the Company amended its Non-Qualified Stock Option Plan deleting all provisions relating to SARS. During 1992, the Named Officers and other participants in the Company's Non-Qualified Stock Option Plan released all SARs granted to them in tandem with all prior option grants under the Plan. No additional compensation was paid in return for release of the SARs.

(3) These amounts represent the value of awards made to the named officers under the Company's Long Term Incentive Plan ("LTIP"). The 1994 and 1995 amounts include the value of Company Common Stock and cash awarded. The Employment Agreements covering the Named Officers provide for guaranteed payouts under the LTIP at target levels. For years commencing with 1993, the Named Officers have agreed to waive the guaranteed award under this Plan, except in the event of the change-in-control of the Company or termination of employment.

(4) For 1995, "All Other Compensation" includes Company contributions for: R.L. Antonini - $3,000 of 401(k) Plan matching, $61,952 to defined contribution plans, and $6,131 of life insurance premiums on split dollar policies; J.J. Hannigan - 3,000 of 401(k) Plan matching, $24,501 to defined contribution plans, and $4,190 of life insurance premiums on split dollar policies; F.R. Woudstra - $3,000 of 401(k) Plan matching, $24,040 to defined contribution plans, and $5,354 of life insurance premiums on split dollar policies; D.A. Heatherly - $3,000 of 401(k) Plan matching, $24,175 to defined contribution plans, and $3,641 of life insurance premiums on split dollar policies; and L.J. Orange - 3,000 of 401(k) Plan matching, $21,359 to defined contribution plans, and $5,802 of life insurance premiums on split dollar policies.

(5) Perquisites and other personal benefits for the Named Officers were less than the threshold amount requiring disclosure under the applicable SEC rule.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                % OF TOTAL
                    OPTIONS/   OPTIONS/SARs
                      SARs      GRANTED TO    EXERCISE
                    GRANTED    EMPLOYEES IN    PRICE     EXPIRATION   GRANT DATE
     NAME            (#)(1)    FISCAL YEAR    ($/SH)(2)     DATE       VALUE (3)
----------------  -----------  ------------  ----------  ----------  -----------
R. L. Antonini..      100,000     57.6%       $   38.00   05/04/05    $1,264,000
J. J. Hannigan..       10,000      5.8%           38.00   05/04/05       126,400
F. R. Woudstra..       10,000      5.8%           38.00   05/04/05       126,400
D. A. Heatherly.       10,000      5.8%           38.00   05/04/05       126,400
L. J. Orange....       10,000      5.8%           38.00   05/04/95       126,400

----------
(1)  The grants were made on May 5, 1995 and vest ratably over 3 years.

(2) The grants were made at the market price and the price may be reduced under an antidilution provision in the event of certain recapitalizations.

(3)  Black-Scholes Option Pricing Model was used.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                    NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED      IN-THE-MONEY
                 SHARES            OPTIONS/SARs AT FY-END OPTIONS/SARs AT FY-END
                ACQUIRED                  (#)(1)                   ($)(2)
                   ON      VALUE   ---------------------- ----------------------
                EXERCISE  REALIZED             UNEXERCIS-             UNEXERCIS-
    NAME          (#)       ($)    EXERCISABLE    ABLE    EXERCISABLE    ABLE
--------------- --------- -------- ----------- ---------- ----------- ----------
R. L. Antonini.         0        0     190,004    111,825  $4,634,928 $1,626,793
J. J. Hannigan.         0        0      75,110     14,625   1,799,121    265,094
F. R. Woudstra.         0        0      73,915     14,525   1,778,994    262,119
D. A. Heatherly         0        0      70,560     14,375   1,695,684    257,656
L. J. Orange...         0        0      48,859     13,500   1,230,790    231,625

----------
(1) The Company's Non-Qualified Stock Option Plan authorizes grants for a total of 1,050,000 shares. As of March 22, 1996, the aggregate number of options granted and outstanding is 740,396. Exercisable includes all options vested as of December 31, 1995.

(2) Value of Unexercised In-The-Money Options is based on the closing price of the Company's Common Stock on December 31, 1995, $50.75 per share.

(3) In the event of a dissolution or liquidation of the Company, the options will terminate on a date to be fixed by the Compensation Committee which shall not be less than 30 days following notice to the employees of such date and the employees shall be entitled to exercise all options (including unvested options) during such period following the notice. In the event of a merger or consolidation in which the Company is not the surviving corporation, a sale of all or substantially all of the assets of the Company, or a sale, pursuant to an agreement with the Company, of securities of the Company as a result of which the Company becomes a wholly-owned subsidiary of another company (a "Reorganization Event"), all outstanding options shall become immediately exercisable for a period to be determined by the Compensation Committee which shall not be less than 30 days following notice to employees of such date unless the agreement respecting such Reorganization Event specifically provides for the continuation or conversion of such options, in which case such options shall be exercisable in accordance with the terms of such agreement.

                         LONG-TERM INCENTIVE PLAN-AWARDS
                               IN LAST FISCAL YEAR

                   NUMBER OF   PERFORMANCE     ESTIMATED FUTURE PAYOUTS UNDER
                   SHARES,       OR OTHER      NON-STOCK PRICE BASED PLANS (3)
                   UNITS       PERIOD UNTIL   ----------------------------------
                   OR OTHER     MATURATION    THRESHOLD     TARGET     MAXIMUM
    NAME           RIGHTS(1)   OR PAYOUT(2)      ($)          ($)        ($)
-----------------  ---------   ------------   ----------  ----------  ----------
R. L. Antonini...      2,312        3 years   $   56,300  $  112,600  $  169,000
J. J. Hannigan...        821        3 years       20,000      40,100      60,100
F. R. Woudstra...        806        3 years       19,700      39,300      59,000
D. A. Heatherly..        811        3 years       19,800      39,600      59,300
L. J. Orange.....        714        3 years       17,500      35,000      52,400

----------
(1) The Long-Term Incentive Plan ("LTIP") provides for awards based on the Company's return on shareholders' equity ("ROE") over three-year periods. A new three-year plan starts each year with an ROE goal set for the next three-year period. The number in the table represents the number of shares of Common Stock awarded in January of 1996 for the three-year plan 1993 through 1995. The value of the LTIP awards, including the value of these shares based on the market value of the Company's common stock at year end 1995 as well as amounts paid in cash are included in the Summary Compensation Table.

(2) LTIP Awards are determined and paid after the end of each three-year period and the participant must be employed by the Company at the end of the applicable three-year period. Awards are fully vested upon issuance, however, Common Stock issued is restricted for resale during an additional three-year period after payment. However, in the event of termination, the resale restriction lapses. The participant is entitled to dividends and may vote the shares of Common Stock awarded under the LTIP.

(3) Estimated Future Payouts are ranges of annual payments that could be earned depending on the ROE result over a three-year performance period and the above estimate is based on 1995 salary level. The actual payout is based on a percentage of the participant's average annual base salary over the three-year period. Awards made under the LTIP to the named Executive Officers are included in the Summary Compensation Table. Except as noted below, no awards are paid under this Plan unless the ROE equals or exceeds the Threshold ROE. Starting with the awards for the three-year period 1992-1994, paid early in 1995, the award is paid 70% in Common Stock of the Company and 30% in cash. The number of shares paid is determined by multiplying the actual payout by 0.70 (70%) and dividing that product by the market value of the Common Stock on December 31 of the third year of the applicable three-year period. However, under their Employment Agreements, the Named Officers' payments under the LTIP could be greater than the payment based on the actual ROE in the event of a change in control of the Company or termination of the executive, in which case he would be entitled to no less than the Target payout.

MONEY PURCHASE PENSION AND SAVINGS PLANS

     The Company has a tax-qualified defined contribution Money Purchase Pension Plan and a Profit-Sharing Retirement Savings Plan ("Pension Plan") for all full-time employees after they have completed one year of service. The Pension Plan serves as a retirement income program for longer service employees. The contribution to the Pension Plan in 1995 was equal to 11%, less forfeitures, of the base salary of all eligible employees. The employee becomes 30% vested after 3 years and becomes vested an additional 10% after 4 years and an additional 20% per year thereafter. All of the Named Officers are 100% vested under this Pension Plan. Distributions are made only pursuant to the Pension Plan upon the termination, retirement or death of the employee. Executive Officers participate on the same basis as other employees.

     The Company maintains a 401-K Savings Plan ("Savings Plan") for all full-time employees after they have completed one year of service and provides for a Company-paid matching contribution of $.50 for each $1.00 of employee elective contribution, up to a maximum of 2% of the employees' eligible compensation. Elective contributions are also limited by the Internal Revenue Code of 1986, as amended (the "Code"), to an annual limit (indexed), which was $9,500 for 1995. The funds in the Pension Plan and Savings Plan are invested in equity (other than the Company's stock) and bond funds at the election of the participant. The Company-paid matching contributions under the Savings Plan become 100% vested immediately upon contribution. The Savings Plan balances are generally paid at termination or retirement. Under the Savings Plan, a participant may request a loan against his or her Savings Plan balance for certain defined purposes. The Company-paid contributions for the Named Officers under the Pension Plan and Savings Plan are reflected in the Summary Compensation Table and noted at footnote 4 to said table.

RETIREMENT SUPPLEMENT PLAN

     The Company's non-qualified Retirement Supplement Plan ("SERP"), provides the participant with retirement income equal to a percentage of the participant's Final Average Earnings (defined as the participant's average base salary for the highest three of his last five years of employment). The participant is eligible for early retirement at fifty-five years of age provided he has a minimum of ten years of service with the Company or after twenty years of service regardless of age at the time of retirement. The annual retirement income payable under the SERP is a percentage of the participant's Final Average Earnings determined by reference to the participant's age and length of service with the Company. The maximum percentage is sixty percent, and is available for those participants who have at least twenty years of service with the Company and are at least sixty-five years of age at retirement. For those participants who have not attained twenty years of service and have not reached the age of sixty-five at retirement, the sixty percent maximum is reduced by two percentage points for each year of service less than twenty years and one percentage point for each year that the retirement age is less than sixty-five. The following table shows examples of income under the SERP (before taking into account any offset of amounts paid under the Pension Plan, at the date of the participant's retirement as described below) assuming an eligible participant retires at age sixty-five:

                        RETIREMENT SUPPLEMENT PLAN TABLE

                                                      YEARS OF SERVICE
                                              --------------------------------
 FINAL AVERAGE EARNINGS                           10         15     20 OR MORE
-------------------------                     ---------  ---------  ----------
     $200,000................................  $ 80,000   $100,000    $120,000
      300,000................................   120,000    150,000     180,000
      400,000................................   160,000    200,000     240,000
      500,000 ...............................   200,000    250,000     300,000
      600,000 ...............................   240,000    300,000     360,000
      700,000 ...............................   280,000    350,000     420,000

     For the individuals named in the above Summary Compensation Table, the covered compensation is reported in the "Salary" column of the Summary Compensation Table and estimated credited years of service are as follows: R.L. Antonini - 26 years; F.R. Woudstra - 23 years; J.J. Hannigan - 12 years; D.A. Heatherly - 12 years; and L.J. Orange - 26 years.

     The Company's obligation under the SERP, however, is offset by the amount vested in the participant's Pension Plan Account (but excluding any amounts attributable to the Savings Plan). No deduction is made for Social Security benefits. In the event that the Participant's Pension Plan Account (excluding any amounts attributable to the Savings Plan), will not provide the eligible level of retirement income, the SERP will make up the shortfall.

     The SERP also provides certain benefits payable in the event of death, disability, involuntary termination without cause (after 20 years of service or 10 years of service and at least three years as a SERP participant) or termination of employment within 12 months following a "change in control." A "change in control" is defined in the SERP as: For purposes of the foregoing, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), whether or not the Company is then subject to such reporting requirement, other than an acquisition of control by the Company or any employee benefit plan maintained by the Company; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (I) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
Act), other than the Company or an employee benefit plan maintained by the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company (whether or not such person is a member of a group that is deemed to be a single person under Section 13(d)(3) of the Exchange Act and whether or not other members of such group previously had been the beneficial owner of some or all of such securities), (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election or nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period) or (iii) all or substantially all of the assets of the Company are liquidated, sold or distributed.

     A "change in control" benefit is calculated in the same manner as a normal retirement benefit under the SERP, except that no reduction is made for years of service less than twenty nor age less than sixty-five. No payment can be made under the SERP upon a "change in control" which would constitute an "excess parachute payment" in accordance with Section 280G of the Code. Notwithstanding the above, the benefits due under the SERP may be supplemented for certain executive officers pursuant to the terms of the Employment Agreements described below.

     The benefits under the SERP, if any, are paid in the form of an annuity, except that the SERP provides for cash lump sum payments in the event of death, retirement, involuntary termination without cause, or termination of employment within 12 months following a "change in control".

EMPLOYMENT AGREEMENTS

     Effective January 1, 1990, the Company entered into employment agreements ("Employment Agreements") with the five Named Officers. The Employment Agreements provide for a period of employment continuing until the third anniversary of any "change in control." The definition of change in control used in the Employment Agreements is the same as is contained in the SERP. The Employment Agreements specify that the then current base salary (set forth in the Summary Compensation Table) plus increases in base salary comparable to those awarded in the ordinary course of business to other key executives will be maintained through the term. The Employment Agreements provide that the executives continue to receive benefits at current levels and bonuses under the Company's Plans, with bonus payouts guaranteed at the Target level in the event of a "change in control" or the termination of the executive.

     If any of the Named Officers, other than Mr. Antonini, is terminated without "cause" (as defined in the Employment Agreements) or resigns as a consequence of the Company's "substantial breach" (generally, a failure to pay compensation due, a relocation of the executive or a failure to secure assumption of the agreement by a successor), then the executive will be entitled to, among other things, continuation of salary, bonus and benefits through the end of the term (not in excess of three years), and payment of all amounts due under benefit plans (including the SERP) without regard to any limit intended to avoid "excess parachute payments" within the meaning of Section 280G of the Code. Further, in the event any payments under the Employment Agreements or any other benefit plan constitute excess parachute payments, the executives will be reimbursed for any excise taxes payable under the Code. The Named Officers, other than Mr. Antonini, are obligated to make reasonable efforts to mitigate damages by seeking comparable employment, and amounts received from a successor employer will reduce the salary and benefits owed to the executive by the Company.

     The consequences of termination under Mr. Antonini's Employment Agreement are generally the same as above, except that, among other things, upon a termination for any reason, Mr. Antonini will receive benefits under the SERP and other plans in accordance with their terms without regard to any Code
Section 280G cap, and Mr. Antonini is entitled to receive full severance in the event of a resignation for "good reason" (defined as a diminution of Mr. Antonini's status or duties or a good faith dispute with the Board of Directors over the Company's business plan or policies).

EXECUTIVE STOCK PURCHASE PLAN

     On January 8, 1980, Mr. Antonini purchased from the Company 30,000 shares of its Common Stock. The purchase was made pursuant to requirements established by the Board of Directors upon the recommendation of the Compensation Committee. The fair market value of the stock on the date of purchase was $15.50 per share, for an aggregate of $465,000. The purchase price was $1.00 per share, for an aggregate of $30,000, and a bargain element of $14.50 a share, for an aggregate of $435,000, which must be paid by Mr. Antonini to the Company when he sells the stock, terminates employment or reaches age 60. The stock is restricted as to its transferability, and the Company has retained a right of first refusal to purchase the stock. On June 17, 1983 the Company exercised its right of first refusal and purchased 8,000 shares from Mr. Antonini at the then current market price of $52.00 for an aggregate purchase price of $416,000. Mr. Antonini paid the Company $116,000 of that amount for the bargain element. Adjusting the above for the 1983 three-for-two stock split, 33,000 shares are subject to the plan for Mr. Antonini. The adjusted bargain element is $9.67 per share, for an aggregate amount of $319,000 remaining to be paid.

COMPENSATION OF DIRECTORS

     Non-employee directors received a base retainer fee of $15,500 per year, plus $800 for each Board or Committee meeting attended. If more than one meeting was held on the same day, the director received $800 for the first meeting and $400 for each subsequent meeting held that day. The Company also reimbursed its directors for travel, lodging and related expenses they incurred in attending Board and Committee meetings. In 1988, the Company adopted a pension plan for non-employee directors who have served a minimum of five (5) years. Under the plan, a retired director is paid an amount equal to 50% of the current annual directors retainer fee for a period of years equal to the number of years served as a director, subject to a maximum of ten (10) years. On December 8, 1994, the Board adopted a resolution to terminate the pension plan, but accrued benefits will be preserved for eligible directors even though no additional years of eligibility will accrue after May, 1995.

                    REPORT OF THE COMPENSATION COMMITTEE (1)

     The Compensation Committee of the Board of Directors makes recommendations to the Board regarding compensation of the Company's executive officers. The philosophy of the Compensation Committee is that the Company maintains an executive compensation program to help the Company attract, retain and motivate the executive resources it needs to maintain its industry leadership and maximize returns to stockholders. Key to the program are initiatives which vary rewards with performance and build a foundation for stock ownership commitments by executives. Variable compensation programs are an important component of reward systems throughout the Company and compensation for all employees will vary, to some degree, based on Company performance.

     The Omnibus Budget Reconciliation Act of 1993 provides a limitation, starting January 1, 1994, on the ability of a publicly held to receive a Federal Income Tax deduction on compensation in excess of $1,000,000 paid in any year to the CEO or any one of the other four highest compensated executive officers of the Company, subject to certain exceptions. The Compensation Committee will consider ways to maintain the tax deductibility of executive compensation while retaining the discretion the Compensation Committee needs to compensate executive officers in a manner commensurate with performance and to provide the incentives and motivations which it believes should be in place for the benefit of the Company in the competitive environment for executive talent.

EXECUTIVE COMPENSATION PROGRAM POLICIES

     To achieve its stated goal, the Company has developed a series of executive compensation policies.

        The Company will provide levels of executive compensation that are competitive with those provided by our competitors (as defined below).

        The Company will provide incentive compensation for executives that varies in a consistent and predictable manner with the financial performance of the Company.

        The Company will provide programs which enable executives to achieve significant ownership positions to reinforce the link between executive and stockholder interests.

COMPETITIVE EXECUTIVE COMPENSATION

     The Company wants to provide levels of executive compensation that are competitive at expected levels of performance. Competitiveness is defined as in keeping with the compensation of executives in comparable positions or who have similar qualifications. The comparison group for these executives is companies, including some of those in the Value Line Property and Casualty Insurance Group, who are similar to the Company in industry and size (in revenues or assets). Competitiveness is measured using data from a number of sources, including published information, proxies and surveys by consulting firms. The last competitive study performed for the Company's executive officers was done in December of 1992. At that time, base salary levels of the executive officers ranged between the median and the 75th percentile, while bonus levels were generally at the 75th percentile of those paid by comparable companies. With 1994 increases ranging from 2-4% for the executive officers and the decision to freeze the salaries of the top five executive officers at 1994 levels until 1998 and the Company's 18-month review cycle (changed from annual reviews in 1992 for executives and higher level managers), the Committee believes that the total compensation packages of the executive officers is competitive as compared to competitive companies, but this has not been measured by a compensation study since 1992.

----------
(1) The Report of the Compensation Committee is not incorporated by reference in the Company's Annual Report on Form 10-K or any other Exchange Act filings.

INCENTIVE COMPENSATION

     The Company incentive plans are designed to ensure that incentive compensation varies in a consistent and predictable manner with the Company's financial performance.

     The Long-Term Incentive Plan ("LTIP") provides awards based on achievement of performance goals measuring return on stockholders equity over a three-year period. For the three-year period 1993-1995, the Company's ROE exceeded the Maximum goal and the awards were paid accordingly. In December, 1994, in order to more closely link executive compensation with stockholder interests, the Board amended the LTIP and awards are paid 70% in Company Common Stock. This change took effect starting with the LTIP award paid in 1995 for the 3 year period 1992-1994.

     The Annual Incentive Plan bases its payout on performance against objective annual performance goals, including the combined loss and expense ratio of the Company's property and casualty insurance group, the Company's earnings per share, and other objective criteria. The Compensation Committee approves the objective performance goals each year before the commencement of the calendar year to which they relate. For the CEO and the four other highest paid Named Officers, awards under the Annual Incentive Plan for 1995 were weighted against actual Company performance with 50% based on combined loss and expense ratio and 50% based on earnings per share. For 1995, the Company exceeded the Maximum goals for both the combined loss and expense ratio and earnings per share and therefore the payouts under the Annual Incentive Plan were made accordingly.

     The Non-Qualified Stock Option Plan rewards direct increases in the value of the Company's Common Stock and provides ownership opportunities to executives.

CEO COMPENSATION

     In May, 1995, the Compensation Committee decided to freeze Mr. Antonini's base salary at the 1994 level of $563,200 until 1998. In conjunction with the salary freeze, the Compensation Committee recommended the award of 100,000 stock options to Mr. Antonini under the Company's Non-Qualified Stock Option Plan on May 5, 1995 with an exercise price equal to the market price on that date. Mr. Antonini and the other executives covered by Employment Agreements voluntarily waived annual salary increase guarantees under the Agreements, unless a change-in-control or termination occurs which would reinstate the guarantee.

     His cash bonus of $337,920 for 1995 was consistent with measurement of the Company's performance on combined ratio and earnings per share under the terms of the Annual Incentive Plan. Mr. Antonini and the other executives covered by Employment Agreements had, prior to 1992, agreed to voluntarily waive provisions guaranteeing awards under the Annual Incentive Plan for 1992 and future years, unless a change-in-control or termination occurs which would reinstate the guarantee. Mr. Antonini received an award of $167,640 under the LTIP consistent with the Plan. This award was paid 70% in the Company's Common Stock and 30% in cash. Mr. Antonini and the other executives covered by Employment Agreements have voluntarily waived provisions guaranteeing LTIP awards for 1993 and future years, unless a change-in-control or termination's occurs which would reinstate the guarantee. The waiver of guarantees enhances the relationship between the performance of the Company and future earnings of the executives, and provides linkage with the incentive programs for all employees.

COMPENSATION OF FOUR HIGHEST PAID OFFICERS (EXCLUDING CEO)

     Salaries for the four Named Officers, other than the CEO, were increased by 3-4% in 1994 in line with the Company's conversion from annual to 18-month salary reviews in 1992. On May 4, 1995, the Committee decided to grant each of these other four Named Officers options at the then current market price for 10,000 shares under the Company's Non-Qualified Stock Option Plan in consideration for their base salaries being frozen at their 1994 levels until 1998. Cash bonus awards under the Annual Incentive Plan were paid consistent with measurement of performance on combined ratio and earnings per share. LTIP awards were paid consistent with the provisions of the Plan. As described in the discussion of CEO Compensation, all Named Officers have voluntarily waived certain Employment Agreement provisions applicable to their compensation unless a change-in-control or termination of employment occurs.

                                                     Respectfully submitted,

                                                     Compensation Committee
                                                     Arthur E. Hall
                                                     John F. Knight
                                                     Joseph A. Parini


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last completed fiscal year Mr. Arthur E. Hall, Mr. John F. Knight and Mr. Joseph A. Parini served on the Company's Compensation Committee. None of these individuals have ever served as an officer or employee of the Company or any of its subsidiaries.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Mr. Richard L. Antonini is a Director of Old Kent Bank and Trust Company. Mr. Canepa, a Director, was, until November 1995, the Chairman of the Board and remains a Director of Old Kent Financial Corporation, the sole stockholder of Old Kent Bank. Old Kent Bank has various banking relationships with the Company including depository and lending accounts, all in the regular course of business.

     Mr. Robert M. Raives is a partner in the law firm of Rosenman & Colin. The Company has retained this law firm and plans to continue to do so in the future for certain legal matters.

     Kayne, Anderson Investment Management, L.P. and KAIM Non-Traditional, L.P. (collectively "Kayne, Anderson"), holders of more than five percent of the Company's outstanding common stock, have investment advisory agreements with the Company. During 1995, Kayne, Anderson earned $353,930 of fees under these agreements. Mr. Richard A. Kayne, a director of the Company, is the majority stockholder, President, CEO and a Director of Kayne, Anderson Investment Management, Inc., the General Partner of Kayne, Anderson Investment Management, L.P. and KAIM Non-Traditional, L.P. Mr. Kayne is also the majority stockholder, President, CEO and a Director of K.A. Associates, Inc., a registered broker dealer. During 1995, the Company has paid K.A. Associates, Inc. approximately $70,435 as commissions for executing certain securities transactions for the Company.

     Mr. Arthur E. Hall is a financial analyst and investment manager. In the course of his business, Mr. Hall provides investment advice to Kayne, Anderson in connection with Kayne, Andersons' management of certain investments for the Company. During 1995, Mr. Hall was paid $76,201 by Kayne, Anderson for investment advisory services Mr. Hall provided to Kayne, Anderson with respect to the investments management by Kayne, Anderson for the Company.

                           STOCK PERFORMANCE GRAPH(2)

     The graph below summarizes the cumulative total shareholder return on the Company's Common Stock compared to the Standard & Poor's 500 Index and the Value Line P&C Insurance Group as of December 31st of the applicable year. The graph assumes $100 invested on January 1, 1991 at the market close on the last prior trading day in the Foremost stock, S&P 500 Index and Value Line P&C Insurance Group (dividends reinvested).

Measurement Period                Foremost           S&P         Value Line
(Fiscal Year Covered)           Corporation       500 Index       P&C Group
---------------------------     -----------       ---------      ----------
Measurement Point-12/31/90.         $100.00         $100.00         $100.00

FYE 12/31/91...............         $132.95         $130.47         $126.53
FYE 12/31/92...............         $234.18         $140.41         $160.59
FYE 12/31/93...............         $250.80         $154.56         $157.94
FYE 12/31/94...............         $268.57         $156.60         $149.93
FYE 12/31/95...............         $391.24         $215.45         $213.92

----------
(2) The section under the heading "Stock Performance Graph" is not incorporated by reference in the Company's Annual Report on Form 10-K or any other Exchange Act filings.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
                 (Proposal Number 2 on the Enclosed Proxy Card)

     While stockholder approval is not required, the Board of Directors has undertaken to submit to stockholders for their approval the appointment of BDO Seidman, LLP as independent auditors of the Company for the year 1996. BDO Seidman, LLP have been auditors of the Company since 1967. It is anticipated that representatives of BDO Seidman, LLP will be present at the Annual Meeting of Stockholders, and the Company has informed BDO Seidman, LLP that it will have the opportunity to make a statement if it desires to do so and to answer appropriate questions. In the event of a negative vote on this proposal, the Board of Directors may let their resolution appointing BDO Seidman, LLP as independent auditors of the Company for 1996 stand unless the Board finds other compelling reasons for making a change. Disapproval of this resolution will be considered as advice to the Board to select other independent auditors for the following year, 1997.

                YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                      FOR APPROVAL OF INDEPENDENT AUDITORS


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

          Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             STOCKHOLDERS PROPOSALS

     Any Stockholder proposal to be considered for inclusion in proxy material for the Company's Annual Stockholders Meeting to be held on May 8, 1997 must be received by the Secretary of the Company (P.O. Box 2450, Grand Rapids, Michigan 49501) no later than December 4, 1996.

                            AVAILABILITY OF FORM 10-K

     The Company will furnish without charge to each stockholder receiving a proxy statement, upon the written request of such person, a copy of the Company's Annual Report for 1995 on Form 10-K, including the financial statements and schedules thereto required to be filed with the Securities and Exchange Commission. Written requests for such copies should be directed to Ms. Cathy O'Brien, Corporate Legal Assistant, Foremost Corporation of America, P.O. Box 2450, Grand Rapids, Michigan 49501.

                                                FOREMOST CORPORATION OF AMERICA

                                                Paul D. Yared
                                                Secretary

April 3, 1996

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
     [ ] Preliminary proxy statement
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

    _____________________FOREMOST CORPORATION OF AMERICA____________________
                (Name of Registrant as Specified in Its Charter)

    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
   [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
   [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:____________
(2) Aggregate number of securities to which transaction applies:_______________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):_______________________________
(4) Proposed maximum aggregate value of transaction:___________________________
(5) Total Fee Paid:____________________________________________________________
 [ ]Fee paid previously with preliminary materials:
    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    [ ](1) Amount previously paid:_____________________________________________
    [ ](2) Form, schedule or registration statement no.:_______________________
    [ ](3) Filing party:_______________________________________________________
    [ ](4) Date filed:_________________________________________________________

PROXY CARD
----------



                         FOREMOST CORPORATION OF AMERICA
      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                     OF STOCKHOLDERS TO BE HELD MAY 9, 1996

P
     The undersigned acknowledges receipt of the Notice of Annual Meeting and
R Proxy Statement for the Annual Meeting of Stockholders of Foremost Corporation of America to be held on May 9, 1996, and hereby appoints
O Richard L. Antonini and F. Robert Woudstra, or any one of them, attorneys and proxies of the undersigned, each with full power of substitution, to
X vote all shares of the undersigned in Foremost Corporation of America at such Annual Meeting, and at any adjournment thereof, for the purpose of
Y acting upon the proposals referred to below, and of acting in their discretion upon such other matters as may properly come before the meeting.

                                                        (Change of address)
      Election of Two Class II Directors,          ____________________________
      Nominees:                                    ____________________________
      Larry J. Orange, Joseph A. Parini            ____________________________
                                                   ____________________________
                                                   ____________________________
                                                   (If you have written in the
                                                   above space, please mark the
                                                   corresponding box on the
                                                   reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy cannot vote your shares unless you sign and return this card.

                                                              SEE REVERSE SIDE

                                                      SHARES IN YOUR NAME
[X] Please mark your votes
    as in this example.


                 FOR  WITHHELD                           FOR  WITHHELD  ABSTAIN
1. Election of   [ ]    [ ]         2. Ratification of   [ ]    [ ]       [ ]
   Directors                           BDO Seidman, LLP
   (see reverse)                       as independent
                                       auditors for 1996.


For, except vote withheld from the
following nominees(s):

__________________________________


                                                          Change of Address [ ]

                                                          Attend Meeting    [ ]


SIGNATURE(S)___________________________________  DATE__________________________

SIGNATURE(S)___________________________________  DATE__________________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by its president or other authorized officer. If a partnership, please sign in partnership name by authorized person.